UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ⌧

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EDGEWISE THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EDGEWISE THERAPEUTICS, INC.

SUPPLEMENT TO THE

DEFINITIVE PROXY STATEMENT DATED APRIL 29, 2025

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2025

Explanatory Note

This supplement to the definitive proxy statement of Edgewise Therapeutics, Inc. (“we,” “us,” “our” or the “Company”) filed with the Securities and Exchange Commission on April 29, 2025 (the “Proxy Statement”) for the annual meeting of stockholders to be held on June 13, 2025 (the “Annual Meeting”) is being filed solely to correct: (i) the number of shares of the Company’s common stock outstanding as of the record date for the Annual Meeting; and (ii) a reference to the class of directors that are being elected. All other information in the Proxy Statement remains unchanged.

Supplement to the Proxy Statement

The following disclosures should be read in conjunction with the disclosures contained in the Proxy Statement, which should be read in its entirety.

The sentence in the Proxy Statement stating, “As of the record date, there were 95,205,683 shares of our common stock outstanding.” is replaced in its entirety with a sentence stating, “As of the record date, there were 105,152,692 shares of our common stock outstanding.”

In addition, the sentence in the Proxy Statement stating, “The election of two Class III directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved.” is replaced in its entirety with a sentence stating, “The election of two Class I directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved.”